UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2024

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2024, the board of directors (the “Board”) of Alkami Technology, Inc. (the “Company”) appointed Prerna Sachdeva as the Company’s principal accounting officer, effective on August 5, 2024. Effective as of Mrs. Sachdeva’s appointment, Bryan Hill, the Company’s Chief Financial Officer and principal financial officer, will no longer serve as the Company’s interim principal accounting officer. Mrs. Sachdeva joined the Company in the role of Chief Accounting Officer on June 12, 2024.

Mrs. Sachdeva, age 46, has over 20 years of global accounting, treasury, compliance, financial reporting and external audit experience, most recently as the Chief Accounting Officer for Planview, Inc., where she oversaw global accounting, treasury and reporting from September 2022 to May 2024. Prior to this, Mrs. Sachdeva held significant roles at various organizations, including VP & Controller at OneSource Virtual, VP & Assistant Controller at RealPage, Inc. and almost 10 years as an external auditor at Deloitte. Mrs. Sachdeva is a licensed Certified Public Accountant.

Mrs. Sachdeva does not have a direct or indirect material interest in any transactions with the Company that requires disclosure pursuant to Item 404(a) of Regulation S-K. Mrs. Sachdeva is not related to any member of the Board or any executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alkami Technology, Inc.

Date:	July 26, 2024	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer